Exhibit 99.1

Revenue Growth Drivers

o    Outsourcing
o    Other Subassemblies
o    Geographic Expansion
o    New Customers

Robust Metrics

                        December 31, 2003    December 31, 2004

DSO               (QTR)         34                   33
Inventory Turns   (QTR)       11.5                  8.8
Cap Ex (m)        (YTD)       $0.7                 $3.3
EBITDA (m)        (YTD)       $3.6                $15.8
ROIC              (YTD)          2%                  24%

See Company website for GAAP reconciliations of EBITDA and ROIC.

UCT's Differentiated
Business Model

o    UCT is a System Integrator
     - Able to Scale Infrastructure Costs
     - No Product Risk, Low R & D Expenses and Low Sales / Service Costs
       (vs. OEM Component Manufacturer)
     - Low Capital Expenditures (vs. Electronic Manufacturing Services)

             UCT achieves above average growth in Operating Margins